                                                                    EXHIBIT 10.4


                                ESCROW AGREEMENT

Wells Fargo Bank Iowa, National Association
666 Walnut N8200-034
Corporate Trust Services, PFG
Des Moines, IA  50309

         Re:  Behringer Harvard REIT I, Inc.

Ladies and Gentlemen:

BEHRINGER HARVARD REIT I, INC., a Maryland corporation (the "Company"), will issue in a public offering (the "Offering") shares of its common stock (the "Stock") pursuant to a Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission. Behringer Securities LP, a Texas limited partnership (the "Dealer Manager"), will act as dealer manager for the offering of the Stock. The Company is entering into this agreement to set forth the terms on which Wells Fargo Bank Iowa, National Association (the "Escrow Agent"), will hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (i) proceeds from nonaffiliates of the Company have been received for Stock, resulting in total minimum capital raised of $2,500,000 (the "Required Capital"); (ii) in the case of proceeds received from residents of Pennsylvania ("Pennsylvania Investors"), the Company has received subscriptions for Stock resulting in total minimum capital raised of $44,000,000, not including subscriptions from Pennsylvania Investors (the "Pennsylvania Required Capital"); and (iii) in the case of subscriptions received from residents of New York ("New York Investors"), the Company has received proceeds for Stock resulting in total minimum capital raised of $2,500,000, not including proceeds from New York Investors (the "New York Required Capital").

The Company hereby appoints Wells Fargo Bank Iowa, National Association as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

1. Persons subscribing to purchase the Stock (the "Subscribers") will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH)or money orders (hereinafter "instruments of payment") payable to the order of "Wells Fargo Bank Iowa, Behringer Harvard REIT I, Inc." Any checks received made payable to a party other than the Escrow Agent shall be returned to the soliciting dealer who submitted the check. Within one (1) business day after receipt of instruments of payment from the Offering, the Dealer Manager will send to the Escrow Agent: (a) each Subscriber's name, address, executed IRS Form W-9, number of shares purchased, and purchase price remitted, and (b) the instruments of payment from such Subscribers ( the "Subscription Materials"), for deposit by the Escrow Agent into an interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF BEHRINGER HARVARD REIT I, INC." (the "Escrow Account"), which deposit shall occur within one (1) business day after its receipt of all the Subscription Materials, until such Escrow Account has closed pursuant to Section 3(a) hereof. Instruments of payment received from Pennsylvania Investors (as identified as such by the Company) shall be accounted for separately in a subaccount entitled "ESCROW ACCOUNT FOR THE BENEFIT OF PENNSYLVANIA INVESTORS" (the "Pennsylvania Escrow Account"), until such Pennsylvania Escrow Account has closed pursuant to
Section 3(a) hereof. Instruments of payment received from New York Investors (as identified as such by the Company) shall be accounted for separately in a subaccount entitled "ESCROW ACCOUNT FOR THE BENEFIT OF NEW YORK INVESTORS" (the "New York Escrow Account"), until such New York Escrow Account has closed pursuant to Section 3(a) hereof. Each of the Escrow Accounts, Pennsylvania Escrow Account, and New York Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

2. The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the applicable Escrow Account, Pennsylvania Escrow Account, or New York Escrow Account. Deposits shall be held in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Required Capital or, in connection with subscriptions from Pennsylvania Investors, the Pennsylvania Required Capital or, in connection with subscriptions from New York Investors, the New York Required Capital, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail, email or facsimile of such nonpayment, and is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment.

3.       (a)      Subject to the provisions of subparagraphs 3(b)-3(f) below:

                  (i) once collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instruction from the Company, (A) disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the Stock that are not to be deposited in the Pennsylvania Escrow Account or the New York Escrow Account to be deposited therein until the Company informs the Escrow Agent in writing to close the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than Pennsylvania Investors and New York Investors shall be forwarded directly to the Company.

                  (ii) regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from Pennsylvania Investors for deposit into the Pennsylvania Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (not including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Upon receipt of a written notice from the Company that total subscription proceeds (not including the amount then in the Pennsylvania Escrow Account) equaling or exceeding the Pennsylvania Required Capital have been received in collected funds, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Pennsylvania Investors or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Pennsylvania Escrow Account will close and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from Pennsylvania Investors shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

                  (iii) regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from New York Investors for deposit into the New York Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (not including the amount then in the New York Escrow Account) equal or exceed the New York Required Capital. Upon receipt of a written notice from the Company that total subscription proceeds (not including the amount then in the New York Escrow Account) equaling or exceeding the New York Required Capital have been received in collected funds, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the New York Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the New York Investors or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the New York Escrow Account will close and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from New York Investors shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

         (b) If, at the close of business on __________ ___, 2003 (the "Expiration Date") the Escrow Agent shall promptly notify the Company if it is not in receipt of evidence of Subscription Materials accepted on or before the Expiration Date, and instruments of payment dated not later than that the Expiration Date, for the purchase of Stock providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified the Escrow Agent are affiliated with the Company). In the event, the Escrow Agent is not in possession of an executed IRS Form W-9 from any Subscriber, the Company shall provide the Escrow Agent an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after such notice. On the tenth (10th) day following the receipt of such notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c)), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company. In the event an executed IRS Form W-9 is not received for each Subscriber within ten (10) calendar days, the Escrow Agent shall thereupon remit an amount to the Subscribers in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

         (c) Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent of the commencement date of the Offering) (the "Initial Escrow Period"), and instruments of payment dated not later than that date, for the purchase of Stock providing for total purchase proceeds (from all sources other than Pennsylvania Investors) that equal or exceed the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each Pennsylvania Investor by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit A. If, pursuant to such notification, a Pennsylvania Investor requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the "Request Period") and the Escrow Agent is not in possession of an executed IRS form W-9, the Company shall provide the Escrow Agent with an executed IRS Form W-9 from each such Pennsylvania Investor within ten (10) calendar days after receiving notice from such Pennsylvania Investor. The Escrow Agent shall promptly refund directly to each Pennsylvania Investor the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Investor, or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7. If an executed IRS Form W-9 is not received for such Pennsylvania Investor within ten (10) calendar days, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Investor in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such Pennsylvania Investor for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit such payments until funds represented by such payments have been collected by the Escrow Agent.

         (d) The subscription funds of Pennsylvania Investors who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a "Successive Escrow Period"), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total collected funds that equal or exceed the Pennsylvania Required Capital and the disbursement of the

         Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Investors in accordance with the provisions hereof.

         (e) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber's check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber's check for collection, the Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

         (f) At any time after funds are disbursed upon the Company's acceptance of subscriptions pursuant to subparagraph 3(a) above on the tenth
         (10th) day following the date of such acceptance, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscribers; provided that the Escrow Agent is in possession of such Subscriber's executed IRS Form W-9. In the event, the Escrow Agent is not in possession of an executed IRS Form W-9 from any Subscriber, the Company shall provide the Escrow Agent with an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after acceptance of such subscription. In the event an executed IRS Form W-9 is not received for each Subscriber within such period, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent. The forgoing notwithstanding, interest, if any, earned on accepted subscription proceeds will be payable to a Subscriber only if the Subscriber's funds have been held in escrow by the Escrow Agent for at least 35 days; interest, if any, earned on accepted subscription proceeds of Subscribers' funds held less than 35 days will be payable to the Company.

4. The Escrow Agent shall report to the Company weekly on the account balances in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account and the activity in each account since the last report.

5. Prior to the disbursement of funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account, as applicable, in the "Short-Term Investments" specified below. In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in accordance with paragraph 2 hereof.

         "Short-Term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which can be readily sold or otherwise disposed of for cash without any disposition of the offering proceeds invested.

The following securities are not permissible investments:

         (a)      money market mutual funds;
         (b)      corporate equity or debt securities;
         (c)      repurchase agreements;
         (d)      bankers' acceptances;
         (e)      commercial paper; and
         (f)      municipal securities.

The Escrow Agent shall invest the funds deposited in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account in the arrangements provided in Exhibit C attached hereto.

6. The Escrow Agent is entitled to rely upon written instructions received from the Company, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent's opinion, any instructions from the Company are unclear, the Escrow Agent may request clarification from the Company prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Company's legal counsel in distributing or continuing to hold any funds. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment which have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company.

7. If the Offering terminates prior to receipt of the Required Capital or one or more Pennsylvania Investors elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income"), the Pennsylvania Escrow Account (the "Pennsylvania Escrow Income"), and the New York Escrow Account (the "New York Escrow Income") shall be remitted to Subscribers in accordance with paragraph 3 and without any deductions for escrow expenses. Each Subscriber's pro rata portion of Escrow Income, Pennsylvania Escrow Income, or New York Escrow Income shall be determined as follows: the total amount of Escrow Income (or Pennsylvania Escrow Income or New York Escrow Income, as appropriate) shall be multiplied by a fraction, (i) the numerator of which is determined by multiplying the number of shares of Stock purchased by said Subscriber times the number of days said Subscriber's proceeds are held in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, prior to the date of disbursement, and (ii) the denominator of which is the total of the numerators for all such Subscribers in such account. The Company shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income, Pennsylvania Escrow Income, and New York Escrow Income in accordance with paragraph 3. Upon receiving the Required Capital and if the Company chooses to leave the Escrow Account open after receiving the Required Capital than it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers as set forth above as of the day of such acceptance.

8. The Escrow Agent shall receive compensation as set forth in Exhibit B attached hereto.

9. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful misconduct, breach of trust, or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to any action taken or omitted
(a) in good faith upon advice of the Escrow Agent's counsel given with respect to any questions relating to the Escrow Agent duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

10. The Company hereby agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable attorneys' fees and disbursements, that may be imposed on or incurred by the Escrow Agent in connection with acceptance of appointment as the Escrow Agent hereunder, or the performance of the duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities, and expenses result from willful misconduct, breach of trust, or gross negligence.

11. In the event of a dispute between the parties hereto sufficient in the Escrow Agent's discretion to justify doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as deemed appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to the duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing.

12. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

         (a)      if to the Company:

                  Behringer Harvard REIT I, Inc.
                  1323 North Stemmons Freeway, Suite 210
                  Dallas, Texas 75207
                  Fax:  (214) 655-1610
                  Attention:  President and Chief Executive Officer

         (b)      if to the Dealer Manager:

                  Behringer Securities LP
                  1323 North Stemmons Freeway, Suite 202
                  Dallas, Texas 75207
                  Fax:  (214) 655-6801
                  Attention:  Chief Operating Officer of Harvard Property Trust,
                              LLC, General Partner

         (c)      if to the Escrow Agent:

                  Wells Fargo Bank Iowa, National Association
                  666 Walnut
                  N8200-034
                  Corporate Trust Services, PFG
                  Des Moines, IA 50309
                  Fax: (515) 245-3337
                  Attention:  M.J. Dolan

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

13. This Agreement shall be governed by the laws of the State of Texas as to both interpretation and performance without regard to the conflict of laws rules thereof.

14. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

15. The Company and the Dealer Manager hereby acknowledge that Wells Fargo Bank Iowa, N.A. is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed, or passed upon the merits of the Stock or the Company, nor shall they use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that is has agreed to serve as Escrow Agent for the limited purposes herein set forth.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. Except as otherwise required for subscription funds received from Pennsylvania Investors and New York Investors as provided herein, in the event that the Escrow Agent receive instruments of payment after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, the Escrow Agent is hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of said funds into a deposit account or to forward such funds directly to the Company, in other case directed by the Company shall be a full acquittance to the Escrow Agent, who shall not be responsible for the application of said funds thereafter.

18. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19. Indemnification provisions set forth herein shall survive the termination of this Agreement.

20. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

21. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to Subscribers pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

22. The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions.

23. This Agreement shall not be modified, revoked, released, or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by providing written notice to the Company and until (a) the acceptance by a successor escrow agent as shall be appointed by the Company; or (b) thirty (30) days after such written notice has been given, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

24. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

25. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.



                            [Signature page follows]

Agreed to as of the ____ day of ________________, 2002.



                                        BEHRINGER HARVARD REIT I, INC.



                                        By:
                                            ------------------------------------
                                            Robert M. Behringer, President


                                        BEHRINGER SECURITIES LP

                                        By: Harvard Property Trust, LLC
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Gerald J. Reihsen, III
                                            Chief Operating Officer

The terms and conditions contained above are hereby accepted and agreed to by:

WELLS FARGO BANK IOWA, NATIONAL ASSOCIATION


By:
    ------------------------------------

Name:
     -----------------------------------
Title:
      ----------------------------------

                                    EXHIBIT A

                   [Form of Notice to Pennsylvania Investors]

You have tendered a subscription to purchase shares of common stock of Behringer Harvard REIT I, Inc. (the "Company"). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $44,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.

If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company's common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, Wells Fargo Bank, at the address below.

I hereby terminate my prior subscription to purchase shares of common stock of Behringer Harvard REIT I, Inc. and request the return of my subscription funds. I certify to Behringer Harvard REIT I, Inc. that I am a resident of Pennsylvania.

                                        Signature


                                        Signature:
                                                  ------------------------------

                                        Name:
                                             -----------------------------------
                                                    (please print)

                                        Date:
                                             -----------------------------------

Please send the subscription refund to:

-----------------------------------

-----------------------------------

-----------------------------------